UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
 _____________________
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) – February 5, 2009

MYSTARU.COM, INC.
(Exact name of registrant as specified in charter)

Delaware	333-62236	35-2089848
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

6 North Twelfth Road
Country Garden
Shunde District
Foshan City, Guangdong, China 528312
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code - (86)  757 2663 9986

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of February 5, 2009, Yulong Zhu resigned as a director of MyStarU.com, Inc. (the “Company”). Mr. Zhu’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Effective as of February 5, 2009, the Company’s Board of Directors appointed He Yao to replace Mr. Zhu as a director of the Company. From February 2006 to January 2009, Ms Yao was the business director of Nanfang Movie TV Studios Base. Before February 2006, Ms. Yao was the Chief Assistant of Shanghai Minolta Optical Technology Co., Ltd.  Ms. Yao is a graduate of the Hubei Provincial Institute of Urban Construction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYSTARU.COM, INC.

Dated: February 10, 2009
	By:	/s/ Alan Lun
Alan Lun Chief Executive Officer